Exhibit 99.1

Intelligent Bio Solutions Secures UK Patent for

Intelligent Fingerprinting DSR-Plus Cartridge Reader

Company’s 13th patent granted strengthens protection for unique and proprietary

Intelligent Fingerprinting point-of-care diagnostic drug screening technology

NEW YORK, April 18, 2023 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that the Company has been granted a patent in the United Kingdom (UK) relating to its Intelligent Fingerprinting Drug Screening System DSR-Plus Cartridge Reader. This is the Company’s 13th patent, which further strengthens the protection of its unique and proprietary drug screening technology.

UK Patent No: GB2592432, relates to the proprietary lateral flow test strip reading capability within the Company’s latest DSR-Plus cartridge reading unit. Designed and manufactured in the UK, the cartridge reader features a compact and portable specification that enables even simpler and faster drug testing. It provides organizations with rapid drug screening support wherever and whenever it’s needed. The DSR-Plus reader has been designed with no moving parts, ensuring resiliency when customers transport it between different sites, while improved battery life boosts screening productivity for human resources teams.

“We are very pleased to see that the hard work and dedication of the INBS team has resulted in this patent being granted for our proprietary fingerprint sweat-based technology,” commented Harry Simeonidis, President and CEO of Intelligent Bio Solutions. “This patent demonstrates the value of our innovative technology for the growing number of organizations looking to deter drug abuse in the workplace. It’s also extremely important for us to receive further protection for our intellectual property portfolio as we continue to expand our point-of-care diagnostic solutions business internationally.”

The non-invasive Intelligent Fingerprinting system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable DSR-Plus reader provides an on-screen result in less than ten minutes. The system can be used in-house and screens the sweat for recent drug use, including cannabis, cocaine, opiates, and methamphetamine.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (the “Company”) (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company’s Intelligent Fingerprinting Drug Screening System is revolutionizing portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. This highly accurate, hygienic, and cost-effective system screens for recent use of drugs commonly found in the workplace, including opioids, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology is a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform is being expanded to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit http://www.ibs.inc/

About Intelligent Fingerprinting

Intelligent Fingerprinting’s portable Drug Screening System works by analyzing fingerprint sweat. It is non-invasive, fast, and cost-effective, with sample collection taking seconds and simultaneous screening for multiple drug groups in ten minutes. A laboratory confirmation service is also available. The system has applications within many sectors, and customers include employers in safety-critical industries such as construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners. An introductory video demonstrating fingerprint-based drug testing in action is available here.

For more information, visit: www.intelligentfingerprinting.com

Intelligent Fingerprinting is a subsidiary of Intelligent Bio Solutions Inc. (Nasdaq: INBS).

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to develop, and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com